UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share DNMR New York Stock Exchange	DNMR	The New York Stock Exchange
Warrants to purchase one share of Common Stock	DNMR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2021, Danimer Scientific Holdings, Inc., Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc. and Danimer Scientific Kentucky, Inc. (collectively, the “Borrowers”) and the other loan parties party thereto (together with the Borrowers, the “Loan Parties”), entered into an asset-based Revolving Credit Agreement (the “Credit Agreement”) with Truist Bank (together with its successors and assigns, the “Lender”).  Each of the Borrowers is an indirect subsidiary of Danimer Scientific, Inc. (the “Company”).

The Credit Agreement provides for borrowings under a revolving commitment of $20,000,000 with a $5,000,000 letter of credit sublimit and a $5,000,000 sublimit supported by a working capital guarantee of the Export-Import Bank of the United States and matures on April 29, 2026, unless terminated earlier in accordance with the Credit Agreement.  The amount of the revolving commitment available for borrowing at any given time is subject to a borrowing base formula that is based upon the Company’s accounts receivable and inventory, as more fully described in the Credit Agreement. The Credit Agreement also includes a separate $1,000,000 equipment loan borrowing facility and permits the Borrowers, subject to certain requirements, to request and arrange with lenders for an incremental $10,000,000 of revolving commitments.

Interest on amounts outstanding under the Credit Agreement is payable monthly and shall be, at the election of the Borrowers, either a base rate (as determined in accordance with the Credit Agreement) plus an applicable margin of 1.50% for revolving loans and 1.75% for equipment loans, or a LIBOR market index rate (“LMIR”) (as determined in accordance with the Credit Agreement) plus an applicable margin of 2.50% for revolving loans and 2.75% for equipment loans; provided that, if the Borrowers and their subsidiaries have a consolidated fixed charge coverage ratio of not less than 1.1 to 1.0 at the end of any calendar month for the trailing twelve month period and no event of default exists, then for base rate revolving loans the applicable margin shall be 1.00% and for LMIR rate revolving loans the applicable margin shall be 2.00%.

The Credit Agreement contains customary affirmative and negative covenants, with certain permitted exceptions, of the Company and its subsidiaries, which, among other things, provide for the delivery of financial statements and other information, require notice of certain material events, contain certain restrictions on the conduct of their business, relate to cash management and the administration of accounts, inventory and equipment, restrict their ability to incur debt and liens, restrict their ability to make investments and payments, restrict their ability to effect fundamental corporate changes and sell assets and restrict their ability to enter into certain types of transactions or agreements.  The Credit Agreement also includes a financial covenant of the Borrowers to maintain a consolidated fixed charge coverage ratio of at least 1.1. to 1.0 for each trailing twelve month period; provided that such consolidated fixed charge coverage ratio shall not be tested until the earlier to occur of (i) thirty (30) months after the closing date of the Credit Agreement and (ii) the date on which Borrowers notify Lender in writing of the election to release the availability block (as provided for in the Credit Agreement) and commence testing of the such consolidate fixed charge coverage ratio.  In addition, the Credit Agreement contains a covenant restricting the ability of the Company and Meredian Holdings Group, Inc., a direct subsidiary of the Company, to own, hold and acquire assets and to incur liabilities.

The occurrence of certain events or conditions described in the Credit Agreement (subject to grace periods in certain cases) constitutes an event of default.  If an event of default occurs, the Lender may, among other things, declare all obligations under the Credit Agreement immediately due and payable and terminate all commitments to extend credit under the Credit Agreement.  In addition, if certain events of defaults occur, to the extent permitted by applicable law and without action by the Lender, all obligations under the Credit Agreement shall become immediately due and payable and all commitments of the Lender to extend credit under the Credit Agreement shall terminate.

On April 29, 2021, the Borrowers, the Company, Meredian Holdings Group, Inc. and the Lender entered into a Guaranty and Security Agreement (the “Security Agreement”).  Pursuant to the Security Agreement, the Borrowers granted a security interest in substantially all of their personal property to secure the obligations under the Credit Agreement and the Company and MHG guaranteed, on an unsecured basis, all of the obligations under the Credit Agreement.

The foregoing summaries of the Credit Agreement and the Security Agreement do not purport to be complete and are subject to and qualified in their entirety by the full texts of the Credit Agreement and the Security Agreement, which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1

Revolving Credit Agreement, made and entered into on April 29,. 2021, by and among Danimer Scientific Holdings, Inc., Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc. and Danimer Scientific Kentucky, Inc., as borrowers, and Truist Bank, as lender.

10.2

Guaranty and Security Agreement, dated as of April 29, 2021, made by Danimer Scientific Holdings, Inc., Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc., Danimer Scientific Kentucky, Inc., Danimer Scientific, Inc. and Meredian Holdings Group, Inc. in favor of Truist Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc.

Date:	May 5, 2021	By:	/s/ John A. Dowdy, III
John A. Dowdy, III Chief Financial Officer